   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 22, 2000.


                                                      REGISTRATION NO. 333-49676

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                            ------------------------


                                AMENDMENT NO. 1
                                       TO
                                    FORM S-4


                             REGISTRATION STATEMENT

                                     UNDER

                           THE SECURITIES ACT OF 1933

                            ------------------------

                         ALLIANCE PHARMACEUTICAL CORP.

             (Exact Name of Registrant as Specified in Its Charter)

               NEW YORK                                  2835                                 14-1644018
   (State or Other Jurisdiction of           (Primary Standard Industrial                  (I.R.S. Employer
    Incorporation or Organization)           Classification Code Number)                Identification Number)

                             3040 SCIENCE PARK ROAD
                          SAN DIEGO, CALIFORNIA 92121
                                 (858) 410-5200

         (Address, including Zip Code, and Telephone Number, including
            Area Code, of Registrant's Principal Executive Offices)

                                 DUANE J. ROTH
                            CHIEF EXECUTIVE OFFICER
                         ALLIANCE PHARMACEUTICAL CORP.
                             3040 SCIENCE PARK ROAD
                          SAN DIEGO, CALIFORNIA 92121
                                 (858) 410-5200

           (Name, Address, Including Zip Code, and Telephone Number,
                   Including Area Code, of Agent for Service)

                         ------------------------------

                                   COPIES TO:

               JOHN M. DUNN, ESQ.                                    CRAIG P. COLMAR, ESQ.
         CHRISTOPHER M. FORRESTER, ESQ.                               PETER J. DAANE, ESQ.
         PILLSBURY MADISON & SUTRO LLP                                  JOHNSON & COLMAR
        11975 EL CAMINO REAL, SUITE 200                        300 SOUTH WACKER DRIVE, SUITE 1000
          SAN DIEGO, CALIFORNIA 92130                               CHICAGO, ILLINOIS 60606
                 (619) 234-5000                                          (312) 922-1980
              FAX: (858) 509-4010                                     FAX: (312) 922-9283

                         ------------------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effectiveness of this registration statement and the effective time of the merger of Alliance Merger Subsidiary, Inc., a wholly-owned subsidiary of Alliance Pharmaceutical Corp., with and into Molecular
Biosystems, Inc. as described in the Agreement and Plan of Merger, dated as of October 11, 2000, attached as Appendix A to the proxy statement-prospectus forming a part of this registration statement.

                         ------------------------------

    If the securities being registered on this form are being offered in connection with the formation of a holding company and are in compliance with General Instruction G, check the following box. / /

    If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration for the same offering. / /

                         ------------------------------


    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.


--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II
                   INFORMATION NOT REQUIRED IN THE PROSPECUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    Reference is made to Section 6.03 of the bylaws of the Registrant (filed as Exhibit 3(b) to the Registrant's annual report on Form 10-K for the fiscal year ended June 30, 1989) and to Sections 721-726 of the New York Business Corporation Law, which, among other things and subject to certain conditions, authorize the Registrant to indemnify each of its officers and directors against certain liabilities and expenses incurred by such persons in connection with claims made by reason of their being such officers or directors.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

    (a) The following exhibits are filed herewith or incorporated herein by reference:


     EXHIBIT NO.        DESCRIPTION
---------------------   -----------
         2.1            Agreement and Plan of Merger, dated as of October 11, 2000, by and between Alliance Pharmaceutical Corp., Alliance
                        Merger Subsidiary, Inc. and Molecular Biosystems, Inc.*,+++
         3.1            Certificate of Incorporation of Registrant**
         3.2            By-laws of Registrant**
         5.1            Opinion of Pillsbury Madison & Sutro LLP+
         9.1            Voting Agreement with respect to MBI stockholders+++
        23.1            Consent of Independent Auditors+++
        23.2            Consent of Independent Public Accountants+++
        23.3            Consent of Prudential Securities Incorporated++,+++
        99.1            Form of Proxy Card


------------------------

  * See Appendix A to proxy statement-prospectus.

 ** Filed by incorporation by reference.

  + To be filed by amendment.

 ++ See Appendix C to the proxy statement-prospectus.


+++ Previously filed.


ITEM 22. UNDERTAKINGS.

    The undersigned Registrant hereby undertakes:

        (1) that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to
    Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

        (2) that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form;

        (3) that every prospectus (i) that is filed pursuant to paragraph (2) immediately preceding, or (ii) that purports to meet the requirements of
    Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

        (4) to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of any such request, and to send the incorporated documents by first class mail or other equally prompt means, including information contained in documents filed after the effective date of this registration statement through the date of responding to such request; and

        (5) to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in this registration statement when it became effective.

    Insofar as indemnification for liabilities under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 20 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. If a claim of indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in a successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act, the registrant has duly caused this Amendment to the Registration Statement to be signed by the undersigned, thereunto duly authorized in the city of San Diego, State of California, on the 22nd day of November, 2000.


                                                       ALLIANCE PHARMACEUTICAL CORP.

                                                       By:            /s/ THEODORE D. ROTH
                                                            ----------------------------------------
                                                                        Theodore D. Roth
                                                              PRESIDENT AND CHIEF OPERATING OFFICER


    Pursuant to the requirements of the Securities Act of 1933, this Amendment to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.



                    NAME                                     TITLE                       DATE
                    ----                                     -----                       ----
                      *                        Chairman and Chief Executive       November 22, 2000
    ------------------------------------         Officer
                Duane J. Roth

            /s/ THEODORE D. ROTH               President, Chief Operating         November 22, 2000
    ------------------------------------         Officer and Director
              Theodore D. Roth

                      *                        Chief Financial Officer,           November 22, 2000
    ------------------------------------         Treasurer and Chief Accounting
             Tim T. Hart, C.P.A.                 Officer

                      *                        Director                           November 22, 2000
    ------------------------------------
           Pedro Cuatrecasas, M.D.

                      *                        Director                           November 22, 2000
    ------------------------------------
          Fred M. Hershenson, Ph.D.

                      *                        Director                           November 22, 2000
    ------------------------------------
             Carroll O. Johnson

                      *                        Director                           November 22, 2000
    ------------------------------------
             Stephen M. McGrath

                      *                        Director                           November 22, 2000
    ------------------------------------
              Donald E. O'Neill

                    NAME                                     TITLE                       DATE
                    ----                                     -----                       ----
                      *                        Director                           November 22, 2000
    ------------------------------------
            Helen M. Ranney, M.D.

                      *                        Director                           November 22, 2000
    ------------------------------------
              Jean Riess, Ph.D.

                      *                        Director                           November 22, 2000
    ------------------------------------
            Thomas F. Zuck, M.D.


------------------------


*By:              /s/ THEODORE D. ROTH
             -------------------------------
                    Theodore D. Roth
                    ATTORNEY-IN-FACT

                                 EXHIBIT INDEX


     EXHIBIT NO.        DESCRIPTION
---------------------   -----------
         2.1            Agreement and Plan of Merger, dated as of October 11, 2000, by and between Alliance Pharmaceutical Corp., Alliance
                        Merger Subsidiary, Inc. and Molecular Biosystems, Inc.*,+++
         3.1            Certificate of Incorporation of Registrant**
         3.2            By-laws of Registrant**
         5.1            Opinion of Pillsbury Madison & Sutro LLP+
         9.1            Voting Agreement with respect to MBI stockholders+++
        23.1            Consent of Independent Auditors+++
        23.2            Consent of Independent Public Accountants+++
        23.3            Consent of Prudential Securities Incorporated++,+++
        99.1            Form of Proxy Card


------------------------

  * See Appendix A to proxy statement-prospectus.

 ** Filed by incorporation by reference.

  + To be filed by amendment.

 ++ See Appendix C to the proxy statement-prospectus.


+++ Previously filed.